Exhibit 99.4
August 4, 2005
DTE Energy Company
Detroit, Michigan
We have made a review, in accordance with the standards of the Public Company Accounting Oversight Board (United States), of the unaudited interim financial information of DTE Energy Company and subsidiaries for the periods ended March 31, 2005 and 2004, as indicated in our report dated May 10, 2005 (August 4, 2005 as to Note 11); because we did not perform an audit, we expressed no opinion on that information.
We are aware that our report referred to above, which is included in this Current Report on Form 8-K for the quarter ended March 31, 2005, is incorporated by reference in the following Registration Statements:

Form	Registration Number

Form S-3 Form S-3 Form S-3 Form S-3 Form S-4 Form S-8 Form S-8 Form S-8 Form S-8 Form S-8	333-99955 333-109591 333-74338 333-113300 333-89175 333-61992 333-62192 333-00023 333-47247 333-109623
We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statements prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.
/S/ DELOITTE & TOUCHE LLP
Detroit, Michigan

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